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As filed with the Securities and Exchange Commission on November 10, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SUPERVALU INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	41-0617000 (I.R.S. Employer Identification No.)

7075 Flying Cloud Drive
Eden Prairie, Minnesota 55344
(952) 828-4000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Karla C. Robertson
Executive Vice President, General Counsel and Corporate Secretary
SUPERVALU INC.
7075 Flying Cloud Drive
Eden Prairie, Minnesota 55344
(952) 828-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Gary L. Tygesson, Esq.
Dorsey & Whitney LLP
50 South Sixth Street, Suite 1500
Minneapolis, Minnesota 55402
(612) 340-8753

          Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Debt Securities	(1)	(1)	(1)	(1)(2)

(1)
An indeterminate aggregate offering price and amount of debt securities is being registered as may from time to time be offered at indeterminate prices.

(2)
Pursuant to Rules 456(b) and 457(r), the Registrant elects to defer payment of all of the registration fees.

PROSPECTUS

SUPERVALU INC.

Debt Securities

        SUPERVALU INC. may offer debt securities from time to time, in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which we will offer these securities. We will provide the specific terms of any offering of these securities in a supplement to this prospectus. The applicable prospectus supplement will also describe the specific manner in which we will offer these securities and may also supplement, update or amend information contained in this prospectus. You should carefully read both this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference herein or therein, before you invest in these securities.

        We may offer and sell these securities on an immediate, continuous or delayed basis directly or through agents, dealers, brokers or underwriters as designated from time to time, or through a combination of these methods, at prices and on terms determined at the time of offering. If any agents, dealers, brokers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth their names and any applicable compensation, commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

        Investing in the debt securities involves risks. See "Risk Factors" on page 1 of this prospectus and, if applicable, any risk factors described in any applicable prospectus supplement and in our Securities and Exchange Commission filings that are incorporated by reference into this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 10, 2014.

ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the "SEC"). By using a shelf registration statement, we may, at any time and from time to time, in one or more offerings, sell the debt securities described in this prospectus.

        This prospectus provides you with a general description of the debt securities we may offer. Each time we use this prospectus to offer debt securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also supplement, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

        To understand the terms of our debt securities, you should carefully read this prospectus and the applicable prospectus supplement. Together they give the specific terms of the debt securities we are offering. The applicable prospectus supplement also may contain important information about U.S. federal income tax consequences, and in certain circumstances, consequences under other countries' tax laws to which you may become subject if you acquire the debt securities being offered by that prospectus supplement. You should also read the documents we have referred you to under "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference" below for information about us. The shelf registration statement, including the exhibits thereto, can be read at the SEC's website or at the SEC's Public Reference Room as described under "Where You Can Find More Information."

        Except as otherwise indicated or required by the context, references in this prospectus to "we," "us," "our," "SUPERVALU" or the "Company" refer to SUPERVALU INC. and its majority-owned subsidiaries. SUPERVALU INC. will be the issuer of the debt securities described in this prospectus. The phrase "this prospectus" refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires. All references in this prospectus to "$" are to United States dollars.

        This prospectus includes tradenames and trademarks owned by us or that we have the right to use, and may include tradenames and trademarks of other companies. Solely for convenience, the trademarks and tradenames referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and tradenames. Our use or display of other parties' tradenames, trademarks or products is not intended to, and does not, imply a relationship with, or endorsement or sponsorship of us by, the tradename or trademark owners.

i

        You should rely only on the information provided or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus prepared by us or on our behalf. We have not authorized anyone else to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer of these debt securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any free writing prospectus is accurate as of any date other than the date on the front of those documents. Our business, properties, financial condition, results of operations and prospects may have changed since those dates.

ii

RISK FACTORS

        Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent annual report on Form 10-K, as updated by our subsequent quarterly reports on Form 10-Q and other filings we make with the SEC. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks. The applicable prospectus supplement for any debt securities we may offer may contain a discussion of additional risks applicable to an investment in us and the particular type of debt securities we are offering under that prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference in this prospectus contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Any statements contained in this prospectus or in any documents incorporated by reference herein regarding the outlook for our businesses and their respective markets, such as projections of future performance, guidance, statements of our plans and objectives, forecasts of market trends and other matters, are forward-looking statements based on our assumptions and beliefs. Such statements may be identified by such words or phrases as "will likely result," "are expected to," "will continue," "outlook," "will benefit," "is anticipated," "estimate," "project," "believes" or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed in such statements and no assurance can be given that the results in any forward-looking statement will be achieved. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Any forward-looking statement speaks only as of the date on which it is made, and we disclaim any obligation to subsequently revise any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of anticipated or unanticipated events.

        Certain factors could cause our future results to differ materially from those expressed or implied in any forward-looking statements contained in this prospectus. These factors include the factors discussed in this prospectus in the section titled "Risk Factors," the factors discussed in any documents incorporated by reference and any other cautionary statements, written or oral, which may be made or referred to in connection with any such forward-looking statements. Since it is not possible to foresee all such factors, these factors should not be considered as complete or exhaustive.

OUR COMPANY

        SUPERVALU consists of its Independent Business segment, which serves approximately 2,049 stores across the country; Save-A-Lot, its hard discount grocery chain with approximately 1,334 licensed and operated stores; and its Retail Food segment, which consists of 194 retail food stores under five regionally-based traditional format grocery banners of Cub Foods, Shoppers Food & Pharmacy, Shop 'n Save, Farm Fresh and Hornbacher's and two retail food stores under the Rainbow banner.

        We are one of the largest wholesale distributors to independent retail customers across the United States. We leverage our distribution operations by providing wholesale distribution and logistics service solutions to our independent retail customers and distribution to our Retail Food stores through our Independent Business segment. Our Save-A-Lot format is one of the nation's largest hard discount grocery retailers by store count. Save-A-Lot provides wholesale distribution and service solutions to its licensees and distribution to Save-A-Lot corporate stores.

Independent Business

        Our Independent Business segment primarily provides wholesale distribution of products to independent retailers and is the largest public company grocery wholesaler in the nation. Our Independent Business network spans 43 states and serves as primary grocery supplier to approximately 1,827 stores of independent retail customers, in addition to our own Retail Food stores, as well as serving as secondary grocery supplier to approximately 222 stores of independent retail customers. Our wholesale distribution customers include single and multiple grocery store independent operators, regional chains and the military.

        We have established a network of strategically located distribution centers utilizing a multi-tiered logistics system. The network includes facilities that carry slow turn or fast turn groceries, perishables, general merchandise and home, health and beauty care products. The network is comprised of 18 distribution facilities, nine of which supply our own Retail Food stores in addition to stores of independent retail customers. Deliveries to retail stores are made from the Company's distribution centers by Company-owned trucks, third party independent trucking companies or customer-owned trucks. In addition, the Company provides certain facilitative services between its independent retail customers and vendors related to products that are delivered directly by suppliers to retail stores under programs established by the Company. These services include sourcing, payment services, advertising and invoicing.

Save-A-Lot

        We conduct our Save-A-Lot operations through a total of approximately 1,334 hard discount stores under the Save-A-Lot banner, including approximately 915 licensed Save-A-Lot stores, located throughout the United States. Our Save-A-Lot operations are supplied by 17 dedicated distribution centers providing wholesale distribution to our own stores and licensed stores. The Company operates approximately 419 Save-A-Lot stores. Save-A-Lot is one of the nation's largest hard discount grocery retailers by store count. Save-A-Lot stores typically range in size from approximately 15,000 to 20,000 square feet and carry a specific assortment of high volume appropriately sized items largely focused on private-label products.

Retail Food

        We conduct our Retail Food operations through a total of 196 stores located throughout the United States. Our Retail Food operations are supplied by one dedicated distribution center and nine distribution centers that are part of the Independent Business segment providing wholesale distribution to both our own stores and stores of independent retail customers.

        Our Retail Food stores range in size from approximately 40,000 to 60,000 square feet. We operate our Retail Food operations under the Cub Foods, Shoppers Food & Pharmacy, Shop 'n Save, Farm Fresh and Hornbacher's banners. All of our retail banners have strong local and regional brand recognition in the markets in which they operate. We operate 49 wholly and majority owned Cub Foods stores and two Rainbow stores, primarily in the Minneapolis / St. Paul market. The 55 Shoppers Food & Pharmacy stores operate in the Washington D.C. / Baltimore market; the 42 Shop 'n Save stores operate in the St. Louis Market; the 42 Farm Fresh stores operate in the Virginia Beach, Virginia market; and the six Hornbacher's stores operate in the Fargo, North Dakota market. In addition, we franchise 33 Cub Foods stores, primarily in the Minneapolis / St. Paul market, and we have a minority interest in 14 of the franchised stores. Our Retail Food stores provide an extensive grocery offering and, depending on size, a variety of additional products including general merchandise, home, health and beauty care and pharmacy.

Corporate Information

        SUPERVALU INC., a Delaware corporation, was organized in 1925 as the successor to two wholesale grocery firms established in the 1870s. Our principal executive offices are located at 7075 Flying Cloud Drive, Eden Prairie, Minnesota 55344. Our telephone number at this address is 952-828-4000 and our corporate website is www.supervalu.com. Our website and the information contained on our website are not part of this prospectus.

 USE OF PROCEEDS

        Unless otherwise indicated in the applicable prospectus supplement, the net proceeds from the sale of the debt securities offered by this prospectus will be added to our general funds and may be used to meet our working capital requirements, to redeem or repurchase outstanding securities, to refinance debt, to finance acquisitions or for general corporate purposes. We may invest the net proceeds temporarily until we use them for their stated purpose.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table shows our consolidated ratios of earnings to fixed charges for the periods indicated. Information presented is in millions, except ratios.

	Year-to-Date Ended	Fiscal Year Ended
	September 6, 2014 (28 weeks)	February 22, 2014 (52 weeks)	February 23, 2013(1) (52 weeks)	February 25, 2012(2) (52 weeks)	February 26, 2011(3) (52 weeks)	February 27, 2010 (52 weeks)
Excess (deficiency) of earnings to fixed charges	$117	$11	$(429)	$(157)	$(268)	$62
Ratio of earnings to fixed charges	1.90	1.02	N/A	N/A	N/A	1.23

N/A represents a ratio of less than one.

(1)
The Company's earnings available to cover fixed charges were insufficient to cover fixed charges for fiscal 2013 due to $227 of non-cash asset impairment and other charges before tax, administrative expenses related to divested New Albertson's, Inc. ("NAI") operations, $36 of severance costs before tax, $22 of store closure charges and costs before tax, $22 of non-cash unamortized financing costs before tax and $6 of non-cash intangible asset impairment charges before tax, offset in part by $10 in a cash settlement received from credit card companies before tax.

(2)
The Company's earnings available to cover fixed charges were insufficient to cover fixed charges for fiscal 2012 due to administrative expenses related to divested NAI operations, $92 of non-cash goodwill impairment charges before tax and severance costs of $15 before tax.

(3)
The Company's earnings available to cover fixed charges were insufficient to cover fixed charges for fiscal 2011 due to administrative expenses related to divested NAI operations, $110 of non-cash goodwill impairment charges before tax, $49 of store closure charges and retail market exit charges and costs before tax and $38 of charges for severance, labor buyout and other costs before tax.

        For purposes of computing these ratios, "earnings" represent Earnings (loss) from continuing operations before income taxes, adjusted for earnings attributable to noncontrolling interests, Net overdistributed earnings of less than fifty percent owned entities, fixed charges and estimated amortization of capitalized interest. "Fixed charges" represent interest expense, capitalized interest and estimated interest on operating leases.

DESCRIPTION OF DEBT SECURITIES

        We describe below some of the general terms of the debt securities we may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement will be described in the applicable prospectus supplement. The prospectus supplement will also indicate the extent, if any, to which some of the general terms may not apply to the debt securities being offered.

        Capitalized terms used in this "Description of Debt Securities" section that are not defined in this prospectus have the meanings given to them in the Indenture (as defined below). We have provided the definitions of some terms used in this summary under the caption "—Certain Definitions." As used in this "Description of Debt Securities" section, the words "we," "us," "our" or the "Company" refer only to SUPERVALU INC. and do not include any of our current or future Subsidiaries.

        We will issue the debt securities under an indenture dated as of July 1, 1987, as supplemented (the "Indenture"), between the Company and Deutsche Bank Trust Company Americas, formerly known as Bankers Trust Company, as trustee. We have summarized the material provisions of the Indenture below. The following description is not complete and is subject to, and qualified by reference to, all of the provisions of the Indenture. You should refer to the Indenture, any supplemental indenture and the applicable prospectus supplement for complete information regarding the terms and provisions of the Indenture, the supplemental indenture and the debt securities.

General

        The debt securities will be our unsecured and unsubordinated obligations and will rank equally and ratably with our other unsecured and unsubordinated indebtedness. The Indenture does not limit the amount of debt securities we may issue. We may issue additional debt securities under the Indenture in one or more series, from time to time.

        Unless we otherwise indicate in the prospectus supplement, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 and integral multiples of $1,000. Holders may present debt securities for exchange, and registered debt securities for transfer, in the manner and at the places set forth in the applicable prospectus supplement. The Security Registrar and the trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and we may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. We are not required to transfer or exchange any debt security or any portion of a debt security that has been selected for redemption. Also, we are not required to transfer or exchange any debt security for a period of 15 days before a selection of debt securities to be redeemed.

        Unless we otherwise indicate in the prospectus supplement, we will pay the principal, premium, if any, and interest on the offered debt securities at the office or agency maintained by us for that purpose in the Borough of Manhattan, The City of New York. However, at our option, we may pay interest by check mailed to the address of the persons entitled to the payment or by transfer to an account maintained by the payee with a bank located in the United States. The office or agency initially maintained by us for the foregoing purposes will be the office of the trustee.

        If any interest payment date, redemption date or maturity date of any of the offered debt securities is not a Business Day at any place of payment, then payment of principal, premium, if any, and interest need not be made at that place of payment on that date but may be made on the next succeeding Business Day at that place of payment. No interest will accrue on the amount payable for the period from and after that interest payment date, redemption date or maturity date, as the case may be.

        The Indenture does not limit the amount of indebtedness that we or our subsidiaries may issue. The Indenture does not contain covenants or other provisions designed to afford Holders of debt securities protection in the event of a highly leveraged transaction, change in credit rating or other similar occurrence. If this protection is provided for the offered debt securities, we will describe the applicable provisions in the prospectus supplement relating to those debt securities.

Terms

        A prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. Under the Indenture, the specific terms of a particular series of debt securities will include the following terms:

  •
  the title of the offered debt securities;

  •
  any limit on the aggregate principal amount of the offered debt securities;

  •
  the purchase price of the offered debt securities;

  •
  the date or dates on which the offered debt securities will be payable;

  •
  the rate or rates, which may be fixed or variable, at which the offered debt securities will bear interest, if any, and the date or dates from which that interest will accrue;

  •
  the dates on which interest, if any, on the offered debt securities will be payable and the regular record dates for the interest payment dates;

  •
  the person to whom any interest on the debt securities shall be payable if other than the registered Holder of the offered debt securities on the regular record date for such interest;

  •
  the place or places for payment of the principal of and any premium and interest on the offered debt securities and for transfer or exchange;

  •
  the date, if any, after which, and the price or prices at which, the offered debt securities may, in accordance with any optional or mandatory redemption provisions, be redeemed by us or at the option of the Holder, and the other detailed terms and provisions of those optional or mandatory redemption provisions;

  •
  any mandatory or optional sinking funds or similar provisions;

  •
  if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the offered debt securities will be issuable;

  •
  if other than United States dollars, the foreign currency or units of two or more foreign currencies in which payment of the principal of or any premium or interest on the offered debt securities may be made;

  •
  if other than the principal amount of the offered debt securities, the portion of the principal amount of the offered debt securities which will be payable upon the declaration of acceleration of the maturity of the offered debt securities;

  •
  if other than the currency in which the offered debt securities are denominated, the currency in which payment of the principal of or any premium or interest on the offered debt securities may be made at the election of us or the Holder;

  •
  any index used to determine the amount of payment of principal of or any premium or interest on the offered debt securities;

  •
  whether the provisions described under "—Defeasance Provisions" apply to the offered debt securities;

  •
  any additional or different events of default and any change in the right of the trustee or the Holders to declare principal due and payable;

  •
  if the offered debt securities will be issuable only in the form of one or more global securities as described under "—Global Securities," the depository or its nominee with respect to the offered debt securities and the circumstances under which a global security may be registered for transfer or exchange in the name of a person other than the depository or its nominee; and

  •
  any other special feature of the offered debt securities.

        We may issue the debt securities as original issue discount securities, which will be offered and sold at a more than minimal discount below their stated principal amount. The prospectus supplement relating to those debt securities will describe their terms and the federal income tax consequences and other special considerations applicable to them. In addition, if we issue any debt securities denominated in foreign currencies or currency units, the prospectus supplement relating to those debt securities will also describe any federal income tax consequences and other special considerations applicable to them.

        We will have the ability under the Indenture to "reopen" a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of that series.

Global Securities

        We may issue the offered debt securities of a series in whole or in part in the form of one or more global certificates that we will deposit with a depositary identified in the applicable prospectus supplement. Unless it is exchanged in whole or in part for the individual debt securities it represents, a global security may be transferred only as a whole, by the applicable depositary to a nominee of the depositary, by any nominee to the depositary itself or another nominee, by the depositary or any nominee to a successor depositary or any nominee of the successor.

        We will describe the specific terms of the depositary arrangement related to the offered debt securities in the applicable prospectus supplement. We anticipate that the following provisions will generally apply to depositary arrangements.

        Upon the issuance of a global security, the depositary for the global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by that global security to the accounts of persons that have accounts with the depositary, which we refer to as the participants. Those accounts will be designated by the dealers, underwriters or agents related to the underlying debt securities or by us if those debt securities are offered and sold directly by us. Ownership of beneficial interests in the global security will be shown on records maintained by the applicable depositary or its nominee. For interests of persons other than participants, that ownership information will be shown on the records of participants. Transfer of that ownership will be effected only through those records. The laws of some states require that some purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair our ability to transfer beneficial interests in a global security.

        Payments of principal, premium, if any, and interest on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security representing these debt securities. Neither we, the trustee for the debt securities, any paying agent nor the registrar for the debt securities will be responsible for any aspect of the records relating to or payments made by the depositary or any participants on account of beneficial interests of the global security.

        We expect that the depositary or its nominee, after receipt of any payment of principal, premium, if any, or interest relating to a permanent global security representing any series of debt securities, will immediately credit the participants' accounts with the payments. Those payments will be credited in amounts proportional to the respective beneficial interests of the participants in the principal amount of the global security as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practices.

Certain Covenants

        Restrictions on Liens.    The Indenture provides that we will not, and will not permit any Domestic Subsidiary to, issue, assume or guarantee any Debt if the Debt is secured by any mortgage, security interest, pledge, lien or other encumbrance ("Lien") upon any Operating Property of ours or of any Domestic Subsidiary or upon any shares of stock or indebtedness of any Domestic Subsidiary, whether owned at the date of the Indenture or thereafter acquired, without effectively securing the debt securities equally and ratably with the Debt. This restriction does not apply to:

  (1)
  Liens on any property acquired, constructed or improved by us or any Domestic Subsidiary after July 1, 1987, which are created or assumed contemporaneously with, or within 180 days after, that acquisition or completion of that construction or improvement (or within six months thereafter pursuant to a firm commitment for financing arrangements entered into within the 180 day period) to secure or provide for the payment of all or any part of the purchase price or cost thereof incurred after July 1, 1987, or Liens existing on property at the time of its acquisition (including acquisition through merger or consolidation); provided that such Liens were in existence prior to the contemplation of such acquisition, merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with us or the Domestic Subsidiary;

  (2)
  Liens on property of any corporation existing at the time it becomes a Domestic Subsidiary;

  (3)
  Liens to secure Debt of a Domestic Subsidiary to us or to another Domestic Subsidiary;

  (4)
  Liens in favor of governmental bodies to secure partial progress, advance or other payments pursuant to any contract or statute or to secure Debt incurred to finance the purchase price or cost of constructing or improving the property subject to the Liens; or

  (5)
  Liens for extending, renewing or replacing Debt secured by any Lien referred to in clauses (1) to (4), inclusive, above or in this clause (5) or any Lien existing on the date that debt securities were first issued under the Indenture, provided that the principal amount of the new Debt secured by the relevant Lien does not exceed the principal amount of the Debt so secured at the time of the extension, renewal or replacement and that the extension, renewal or replacement is limited to all or a part of the property which secured the Lien so extended, renewed or replaced and improvements on that property.

        This restriction does not apply to the issuance, assumption or guarantee by us or any Domestic Subsidiary of Debt subject to a Lien which would otherwise be subject to the foregoing restrictions up to an aggregate amount which, together with all other secured Debt of us and our Domestic Subsidiaries (not including secured Debt permitted under the foregoing exceptions) and the Value of Sale and Lease-back Transactions existing at that time (other than Sale and Lease-back Transactions the proceeds of which have been applied to the retirement of debt securities or of Funded Debt or to the purchase of other Operating Property, and other than Sale and Lease-back Transactions in which the property involved would have been permitted to be secured with a Lien under clause (1) above), does not exceed the greater of $200 million or 10% of Consolidated Net Tangible Assets.

        Restrictions on Sale and Lease-back Transactions.    The Indenture provides that we will not, and will not permit any Domestic Subsidiary to, enter into any Sale and Lease-back Transaction unless the net proceeds of the Sale and Lease-back Transactions are at least equal to the fair value (as determined by the Board of Directors or our President or any of our Vice Presidents) of the Operating Property to be leased and either:

  (1)
  we or the Domestic Subsidiary would be entitled to incur Debt secured by a Lien on the property to be leased without securing the debt securities issued under the Indenture, pursuant to clause (1) of the first paragraph or pursuant to the second paragraph under "—Certain Covenants—Restrictions on Liens;" or

  (2)
  the Value thereof would be an amount permitted under the second paragraph under "—Certain Covenants—Restrictions on Liens;" or

  (3)
  we, within 120 days of the effective date of any such arrangement (or in the case of (c) below, within six months thereafter pursuant to a firm purchase commitment entered into within such 120 day period), apply an amount equal to the fair value (as so determined) of the Operating Property:

  (a)
  to the redemption or repurchase of debt securities issued under the Indenture;

  (b)
  to the payment or other retirement of our Funded Debt that ranks senior to or pari passu with the debt securities or of Funded Debt of a Domestic Subsidiary (other than, in either case, Funded Debt owned by us or a Domestic Subsidiary); or

  (c)
  to the purchase of Operating Property (other than that involved in the Sale and Lease-back Transaction).

        Other than the above-described covenants, there are no covenants or provisions contained in the Indenture which may afford Holders of debt securities protection in the event of a highly leveraged transaction involving us.

Consolidation, Merger and Sale of Assets

        The Indenture provides that we may, without the consent of any Holders of any debt securities, consolidate or merge with or into, or convey, transfer or lease our property and assets substantially as an entirety to, any Person, and any other Person may consolidate or merge with or into us, or convey, transfer or lease its property and assets substantially as an entirety to us, so long as:

  •
  the Person (if other than us) formed by the consolidation or into which we are merged or which acquires or leases our assets substantially as an entirety is organized and existing under the laws of any United States jurisdiction and assumes our obligations under the debt securities and the Indenture;

  •
  after giving effect to the transaction, no Event of Default with respect to the debt securities, and no event which, after notice or lapse of time or both, would become an Event of Default with respect to the debt securities shall have happened and be continuing;

  •
  if, as a result of that consolidation or merger or that conveyance, transfer or lease, our properties or assets would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by the Indenture, we or the successor corporation, as the case may be, effectively secure the debt securities equally and ratably with (or prior to) all indebtedness secured thereby; and

  •
  certain other conditions are met.

Events of Default

        "Event of Default" under the Indenture will mean, with respect to any series of debt securities, any of the following:

  •
  default in the payment of principal or premium, if any, on any debt security of that series when due;

  •
  default in the payment of any interest on any debt security of that series when due, continued for 30 days;

  •
  default in the deposit of any sinking fund payment of that series when due;

  •
  default in the performance, or breach, of any of our other covenants in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series of debt securities other than that series), continued for 60 days after written notice to us by the trustee or the Holders of at least 10% in principal amount of the applicable series of debt securities; and

  •
  certain events in bankruptcy, insolvency or reorganization pertaining to us.

        If an Event of Default with respect to any series of debt securities occurs and is continuing, either the trustee or the Holders of at least 25% in principal amount of the outstanding debt securities of that series, by notice to us, may declare the principal of all of the debt securities of that series to be due and payable immediately and upon such declaration the principal amount will become immediately due and payable. However, at any time after a declaration of acceleration with respect to a series of debt securities has been made, but before a judgment or decree based on the acceleration has been obtained, the Holders of a majority in principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration. For information as to waiver of defaults, see "—Modification and Waiver."

        The Indenture provides that, subject to the duty of the trustee during a default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless those Holders offer to the trustee reasonable indemnity. Subject to the provisions for indemnification of the trustee, the Holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

        No Holder of any debt securities will have any right to institute any proceeding related to the Indenture or for any remedy thereunder unless:

  •
  the Holder previously has given written notice to the trustee of a continuing Event of Default with respect to the debt securities;

  •
  the Holders of at least 25% in aggregate principal amount of the outstanding debt securities of any series have made written request to the trustee to institute the proceeding as trustee, and offered to the trustee reasonable indemnity against costs, expenses and liabilities incurred in compliance with the request;

  •
  in the 60 day period following receipt of the notice, request and offer of indemnity referred to above, the trustee has failed to initiate the proceeding; and

  •
  during the 60 day period, the trustee has not received from the Holders of a majority of the aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with that request.

        Notwithstanding the provisions described in the immediately preceding paragraph or any other provision of the Indenture, the Holder of any debt security will have the right, which is absolute and unconditional, to receive payment of the principal, premium, if any, and interest on that debt security and to institute suit for enforcement of any payment, and that right will not be impaired without the consent of that Holder.

        We will be required to furnish to the trustee annually a statement as to the performance by us of certain of our obligations under the Indenture.

Defeasance Provisions

        Defeasance and Discharge.    The Indenture provides that, if principal and any interest on the debt securities of any series are denominated and payable in United States dollars, we will be discharged from any and all obligations in respect of the debt securities of that series (except for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost, destroyed or mutilated debt securities, maintain offices or agencies and hold moneys for payment in trust) upon the deposit with the trustee, in trust, of money, Government Obligations or a combination thereof, which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay the principal, premium, if any, and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the stated maturity date of the payments in accordance with the terms of the Indenture and the debt securities.

        This type of discharge may only occur if there has been a change in applicable federal law or we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that the Holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of that discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the discharge had not occurred. In addition, this type of discharge may only occur so long as no Event of Default or event which, with notice or lapse of time, would become an Event of Default with respect to the debt securities of that series occurs during the period ending on the 91st day after the cash or Government Obligations are deposited in trust and other conditions specified in the Indenture are satisfied.

        Covenant Defeasance.    The Indenture also provides that, if the debt securities of any series are payable in United States dollars, we may omit to comply with the covenants described above under "—Certain Covenants" with respect to the debt securities of that series if we comply with the following conditions. To exercise this option, we must:

  (1)
  deposit with the trustee money, Government Obligations or a combination thereof, which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay the principal, premium, if any, and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the stated maturity date of the payments in accordance with the terms of the Indenture and the debt securities; and

  (2)
  deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance will not cause the Holders of the debt securities of that series to recognize income, gain or loss for federal income tax purposes and that those Holders will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit and covenant defeasance had not occurred, and to satisfy other conditions specified in the Indenture.

        Covenant Defeasance and Events of Default.    In the event we exercise our option to effect covenant defeasance with respect to the debt securities of any series and those debt securities are declared due and payable because of the occurrence of any Event of Default, the amount of money and Government

Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity dates but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the Event of Default. However, we shall remain liable for those payments.

Modification and Waiver

        We and the trustee may modify and amend the Indenture with the consent of the Holders of a majority in principal amount of the outstanding debt securities of each affected series. However, without the consent of each affected Holder, no modification or amendment may:

  •
  change the stated maturity date of the principal, or any installment of principal or interest, on any debt security;

  •
  reduce the principal, premium, if any, or any interest rate on any debt security;

  •
  reduce the amount of principal due on acceleration of maturity of any debt security issued with original issue discount;

  •
  change our obligations to maintain an office or agency in the places and for the purposes specified in the Indenture or the currency of payment of principal, premium, if any, or any interest on any debt security;

  •
  impair the right to institute suit to enforce any payment after the stated maturity date or redemption date;

  •
  reduce the percentage of the principal amount of debt securities required to approve any modification or amendment of the Indenture;

  •
  reduce the percentage of the principal amount of debt securities required to approve any waiver of compliance with provisions of the Indenture or waiver of defaults; or

  •
  modify certain provisions of the Indenture.

        We and the trustee may, without the consent of any Holders of debt securities, modify the Indenture to, among other things:

  •
  evidence the succession of another Person as obligor under the Indenture and the debt securities;

  •
  add to our covenants under the Indenture or add additional Events of Default;

  •
  change or eliminate any provision of the Indenture, provided that the change or elimination becomes effective only when there is no outstanding debt security which is entitled to the benefit of that provision;

  •
  secure the debt securities pursuant to the requirement described above under "—Certain Covenants—Restrictions on Liens;"

  •
  establish the form or terms of a series of debt securities;

  •
  evidence the appointment of a successor trustee or co-trustee; or

  •
  cure any ambiguity, correct or supplement any provision which may be inconsistent, or make any other provision as to matters or questions under the Indenture, provided that action does not adversely affect the interests of Holders of debt securities of any series in any material respect.

        The Holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the Holders of all debt securities of that series, waive, insofar as that series is concerned, our compliance with specified restrictive covenants in the Indenture, including those described above under "—Certain Covenants." The Holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the Holders of all debt securities of that series, waive any past default under the Indenture with respect to that series. However, they may not waive a default in the payment of principal, premium, if any, or interest on any debt security of that series or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the Holder of each outstanding debt security of that series affected.

Certain Definitions

        Set forth below are certain defined terms that will be used in the Indenture or debt securities. Reference is made to the Indenture, as supplemented, for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

        "Board of Directors" means, either our board of directors or our duly authorized executive committee of that board.

        "Consolidated Net Tangible Assets" means the total of all the assets appearing on the consolidated balance sheet of us and our Subsidiaries less the following:

  (1)
  current liabilities, including liabilities for indebtedness maturing more than 12 months from the date of original creation thereof but maturing within 12 months from the date of determination;

  (2)
  reserves for depreciation and other asset valuation reserves;

  (3)
  intangible assets including, without limitation, such items as goodwill, trademarks, trade names, patents and unamortized debt discount and expenses carried as an asset on the balance sheet; and

  (4)
  appropriate adjustments on account of minority interests of other Persons holding stock in any Subsidiary.

        "Debt" means all indebtedness for money borrowed.

        "Domestic Subsidiary" means any Subsidiary which owns an Operating Property.

        "Funded Debt" means any Debt which by its terms matures at or is extendible or renewable at the sole option of the obligor without requiring the consent of the obligee to a date more than 12 months after the date of the creation of such Debt.

        "Government Obligations" means securities of the government which issued the currency in which the debt securities of the series are denominated or in which interest is payable or of government agencies backed by the full faith and credit of that government.

        "Operating Property" means any manufacturing or processing plant, office facility, retail store, warehouse, distribution center or equipment located within the United States of America or its territories or possessions and owned and operated now or hereafter by us or any Domestic Subsidiary and having a book value on the date as of which the determination is being made of more than 0.65% of Consolidated Net Tangible Assets.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Sale and Lease-back Transaction" means any arrangement with any Person providing for the leasing to us or any Domestic Subsidiary of any Operating Property (except for temporary leases for a term, including any renewal thereof, of not more than 36 months and except for leases between us and a Domestic Subsidiary or between Domestic Subsidiaries), which Operating Property has been or is to be sold or transferred by us or such Domestic Subsidiary to that Person.

        "Subsidiary" means a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by us or by one or more other Subsidiaries, or by us and one or more other Subsidiaries.

        "Value" means, with respect to a Sale and Lease-back Transaction, as of any particular time, the amount equal to the greater of (1) the net proceeds from the sale or transfer of the property leased pursuant to that Sale and Lease-back Transaction or (2) the fair value in the opinion of our Board of Directors or our President or any of our Vice Presidents of that property at the time of entering into the Sale and Lease-back Transaction, in either case multiplied by a fraction, the numerator of which shall be equal to the number of full years of the term of the lease which is part of the Sale and Lease-back Transaction remaining at the time of determination and the denominator of which shall be equal to the number of full years of such term, without regard to any renewal or extension options contained in the lease.

        "Voting Stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

Governing Law

        The Indenture provides that it and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Trustee

        The trustee under the Indenture is Deutsche Bank Trust Company Americas, formerly known as Bankers Trust Company. In the ordinary course of business, we may borrow money from, and maintain other banking relationships with, the trustee and its affiliates.

PLAN OF DISTRIBUTION

        We may sell the debt securities offered pursuant to this prospectus in any of the following ways:

  •
  directly to one or more purchasers;

  •
  through agents, dealers or brokers;

  •
  to or through underwriters; or

  •
  through a combination of any of these methods of sale.

        We will identify the specific plan of distribution, including any underwriters, brokers, dealers, agents or direct purchasers and their compensation, in a prospectus supplement.

        We may indemnify underwriters, dealers or agents who participate in the distribution of debt securities against certain liabilities, including liabilities under the Securities Act, and agree to contribute to payments that these underwriters, dealers or agents may be required to make.

LEGAL MATTERS

        The validity of the debt securities offered by this prospectus will be passed upon for us by Dorsey & Whitney LLP.

EXPERTS

        The consolidated financial statements of SUPERVALU INC. and subsidiaries as of February 22, 2014 and February 23, 2013, and for each of the fiscal years in the three-year period ended February 22, 2014, the related financial statement schedule, and management's assessment of the effectiveness of internal control over financial reporting as of February 22, 2014, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

 WHERE YOU CAN FIND MORE INFORMATION

        We are currently subject to the reporting and other informational reporting requirements of the Exchange Act, and, in accordance therewith, file reports, proxy statements, information statements and other information with the SEC. These reports, proxy statements and other information can be inspected and copied at the Public Reference Section of the SEC located at 100 F Street, N.E., Washington, D.C. 20549. Copies of these materials can be obtained from the Public Reference Room of the SEC at prescribed rates. Please call the SEC at 1-800-SEC-0330 (1-800-732-0330) for further information on the public reference facilities and their copy charges. These materials may also be accessed electronically by means of the SEC's home page on the Internet at www.sec.gov. These reports and other information concerning us may also be inspected at the office of the New York Stock Exchange located at 20 Broad Street, New York, New York 10005. For further information on obtaining copies of our public filings at the NYSE, you should call 1-212-656-3000.

        This prospectus is part of a registration statement filed on Form S-3 with the SEC under the Securities Act. As allowed by the SEC's rules, this prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information concerning us and the securities, you should read the entire registration statement and the additional information described under "Incorporation of Certain Documents by Reference" below. The registration statement has been filed electronically and may be obtained in any manner listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below filed by us with the SEC (File No. 1-5418):

  •
  our Annual Report on Form 10-K for the fiscal year ended February 22, 2014 filed with the SEC on April 23, 2014;

  •
  our Quarterly Reports on Form 10-Q for the quarterly period (16 weeks) ended June 14, 2014 filed with the SEC on July 24, 2014 and for the quarterly period (12 weeks) ended September 6, 2014 filed with the SEC on October 16, 2014; and

  •
  our Current Reports on Form 8-K filed with the SEC on February 28, 2014, March 7, 2014, April 18, 2014, April 24, 2014, May 7, 2014, May 20, 2014, July 11, 2014, July 21, 2014, August 15, 2014, September 16, 2014, September 29, 2014 and October 1, 2014.

        We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items, unless otherwise indicated therein) after the date of this prospectus and prior to the expiration or termination of the registration statement of which this prospectus is a part. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

        Any statement made in a document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus or in any other subsequently filed document, which is also incorporated by reference, modifies or supersedes such statement. Any statement made in this prospectus is deemed to be modified or superseded to the extent a statement in any subsequently filed document, which is incorporated by reference into this prospectus, modifies or supersedes such statement.

        We will provide, without charge, to each person to whom a copy of this prospectus has been delivered, including any beneficial owner of the offered debt securities, a copy of any and all of the documents referred to herein that are summarized in this prospectus, if such person makes a written or oral request directed to SUPERVALU INC., 7075 Flying Cloud Drive, Eden Prairie, Minnesota 55344, Attention: Investor Relations, telephone (952) 828-4000. You may also access our reports and documents via the Internet at www.supervalu.com. Information on our website does not form a part of this prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following is a statement of the estimated expenses, to be paid solely by SUPERVALU INC., of the issuance and distribution of the securities being registered hereby:

Amount to be paid
Securities and Exchange Commission registration fee	(1)(2)
Accounting fees and expenses	(2)
Legal fees and expenses	(2)
Rating agency fees and expenses	(2)
Trustee's fees and expenses (including counsel's fees)	(2)
Printing expenses	(2)
Miscellaneous expenses	(2)

Total	(2)

(1)
Pursuant to Rules 456(b) and 457(r), the Registrant elects to defer payment of all of the registration fees. Any additional registration fees will be paid subsequently in advance or on a pay-as-you-go basis.

(2)
An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15.    Indemnification of Directors and Officers.

Delaware General Corporation Law

        Section 145 of the Delaware General Corporation Law provides that, under certain circumstances, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity in another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe the person's conduct was unlawful.

        In accordance with the Delaware General Corporation Law, Article Eighth of SUPERVALU's certificate of incorporation provides that a director shall not be liable to SUPERVALU or its stockholders for monetary damages for a breach of the director's fiduciary duty, except:

  •
  for any breach of the director's duty of loyalty to SUPERVALU or its stockholders;

  •
  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  •
  under Section 174 of the Delaware General Corporation Law providing for liability of directors for unlawful dividends or unlawful stock repurchases or redemptions;

  •
  for any transaction for which the director derived an improper personal benefit; or

  •
  for any act or omission occurring prior to the date when said Article Eighth became effective.

        SUPERVALU's Amended and Restated Bylaws provide that SUPERVALU will indemnify any director or officer of SUPERVALU and may indemnify any employee or agent of SUPERVALU in the discretion of the board of directors for such liabilities in such manner under such circumstances and to such extent as permitted by Section 145 of the Delaware General Corporation Law or its successor.

        In addition, SUPERVALU's Amended and Restated Bylaws provide that SUPERVALU will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of SUPERVALU, by reason of the fact that such person is or was a director or officer of SUPERVALU, or is or was serving at the request of SUPERVALU as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (even if such wrongful act arose out of neglect or breach of duty not involving willful misconduct), so long as such person did not act out of personal profit or advantage which was undisclosed to SUPERVALU and such person acted in a manner he or she reasonably believed to be in or not opposed to the best interests of SUPERVALU and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful.

        Further, SUPERVALU's Amended and Restated Bylaws provide that SUPERVALU will pay expenses incurred by any person entitled to indemnification in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, provided that a determination has not been made by an independent legal counsel (who may be the regular counsel for SUPERVALU) in a written opinion that it is reasonably likely that the person has not met the applicable standards of conduct for indemnification and provided that SUPERVALU has received an undertaking by or on behalf of the person to repay such expenses unless it shall ultimately be determined that such person is entitled to be indemnified by SUPERVALU.

        Finally, SUPERVALU's Amended and Restated Bylaws provide that SUPERVALU may, to the fullest extent permitted by applicable law from time to time in effect, indemnify any and all persons whom SUPERVALU shall have power to indemnify under said law from and against any and all of the expenses, liabilities or other matters referred to in or covered by said law, if and whenever the board of directors of SUPERVALU deems it to be in the best interest of the corporation to do so.

        SUPERVALU maintains directors' and officers' liability insurance that covers certain liabilities and expenses of our directors and officers and that covers SUPERVALU for reimbursement of payments to our directors and officers in respect of such liabilities and expenses.

Item 16.    Exhibits.

        The Exhibit Index attached to this registration statement is incorporated herein by reference.

Item 17.    Undertakings.

        (a)   The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act to any purchaser:

  (i)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota on November 10, 2014.

SUPERVALU INC.
By:	/s/ SAM DUNCAN Sam Duncan Chief Executive Officer and President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on November 10, 2014.

Signature	Title

/s/ SAM DUNCAN Sam Duncan	Chief Executive Officer and President and Director (principal executive officer)
/s/ BRUCE H. BESANKO Bruce H. Besanko	Executive Vice President and Chief Financial Officer (principal financial officer)
/s/ SUSAN S. GRAFTON Susan S. Grafton	Senior Vice President, Finance, and Chief Accounting Officer (principal accounting officer)
/s/ DONALD R. CHAPPEL* Donald R. Chappel	Director
/s/ IRWIN S. COHEN* Irwin S. Cohen	Director
/s/ PHILIP L. FRANCIS* Philip L. Francis	Director
/s/ ERIC G. JOHNSON* Eric G. Johnson	Director

Signature	Title

/s/ MATHEW M. PENDO* Mathew M. Pendo	Director
/s/ MATTHEW E. RUBEL* Matthew E. Rubel	Director
/s/ WAYNE C. SALES* Wayne C. Sales	Director
/s/ FRANK A. SAVAGE* Frank A. Savage	Director
/s/ JOHN T. STANDLEY* John T. Standley	Director
/s/ GERALD L. STORCH* Gerald L. Storch	Director and Non-Executive Chairman

        Executed this 10th day of November, 2014, on behalf of the indicated Directors by Karla C. Robertson, duly appointed Attorney-in-Fact.

*By:	/s/ KARLA C. ROBERTSON Karla C. Robertson Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.		Description
1.1	*	Form of Underwriting Agreement.

4.1		Indenture dated as of July 1, 1987 between the Company and Bankers Trust Company, as Trustee. (Incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-3, Registration No. 33-52422.)

4.2		First Supplemental Indenture dated as of August 1, 1990 between the Company and Bankers Trust Company, as Trustee, to Indenture dated as of July 1, 1987 between the Company and Bankers Trust Company, as Trustee. (Incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-3, Registration No. 33-52422.)

4.3		Second Supplemental Indenture dated as of October 1, 1992 between the Company and Bankers Trust Company, as Trustee, to Indenture dated as of July 1, 1987 between the Company and Bankers Trust Company, as Trustee. (Incorporated by reference to Exhibit 4.1 to the Company's Report on Form 8 K dated November 13, 1992.)

4.4		Third Supplemental Indenture dated as of September 1, 1995 between the Company and Bankers Trust Company, as Trustee, to Indenture dated as of July 1, 1987 between the Company and Bankers Trust Company, as Trustee. (Incorporated by reference to Exhibit 4.1 to the Company's Report on Form 8-K dated October 2, 1995.)

4.5		Fourth Supplemental Indenture dated as of August 4, 1999 between the Company and Bankers Trust Company, as Trustee, to Indenture dated as of July 1, 1987 between the Company and Bankers Trust Company, as Trustee. (Incorporated by reference to Exhibit 4.2 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 11, 1999.)

4.6		Fifth Supplemental Indenture dated as of September 17, 1999 between the Company and Bankers Trust Company, as Trustee, to Indenture dated as of July 1, 1987 between the Company and Bankers Trust Company, as Trustee. (Incorporated by reference to Exhibit 4.3 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 11, 1999.)

4.7	*	Form of Debt Securities.

5.1	**	Opinion of Dorsey & Whitney LLP.

12.1	**	Calculation of ratio of earnings to fixed charges.

23.1	**	Consent of KPMG LLP (Minneapolis, Minnesota).

23.2	**	Consent of Dorsey & Whitney LLP (set forth in Exhibit 5.1).

24.1	**	Power of attorney.

25.1	**	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of Deutsche Bank Trust Company Americas, formerly known as Bankers Trust Company, as trustee under the Indenture.

*
To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

**
Filed herewith.